SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                       January 18, 2002 (January 17, 2002)
                Date of Report (Date of earliest event reported)

                             OHIO VALLEY BANC CORP
             (Exact name of registrant as specified in its charter)

                                      Ohio
                 (State or other jurisdiction of incorporation)

                               0-20914 31-1359191
          (Commission file number) (IRS Employer Identification Number)

                    420 Third Avenue, Gallipolis, Ohio 45631
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (740) 446-2631

                                 Not Applicable
         (Former name or former address, if changed since last report.)





                            Exhibit Index at Page 4.

Item 1. Changes in Control of Registrant.
         Not applicable.

Item 2. Acquisition or Disposition of Assets.
         Not applicable.

Item 3. Bankruptcy or Receivership.
         Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.
         Not applicable.

Item 5. Other Events.
     On January 17, 2002, Ohio Valley Banc Corp issued a news release announcing its earnings for the fourth quarter and three months ended December 31, 2001. The information contained in the news release, which is attached as Exhibit 99 to this Form 8-K, is incorporated herein by this reference.

Item 6. Resignations of Registrant's Directors.
         Not applicable.

Item 7. Financial Statements and Exhibits.

         (a)      Financial statements of business acquired:
                           Not applicable.

         (b)      Pro forma financial information:
                           Not applicable.

         (c)      Exhibits:
                  99 Press release of Ohio Valley Banc Corp dated January 17, 2002, announcing the company's earnings for the fourth quarter and twelve months ended December 31, 2001.

Item 8. Change in Fiscal Year.
         Not applicable.

Item 9. Sales of Equity Securities Pursuant to Regulation S.
         Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                 OHIO VALLEY BANC CORP


Date: January 18, 2002                               By /s/ Jeffrey E. Smith
                                                 -------------------------------
                                                 Jeffrey E. Smith, President and
                                                 Chief Executive Officer

                                  EXHIBIT INDEX



Exhibit Number                                      Description
--------------                                      -----------
     99 Press release of Ohio Valley Banc Corp dated January 17, 2002, announcing the company's earnings for the fourth quarter and twelve months ended December 31, 2001.

                                   Exhibit 99


               OHIO VALLEY BANC CORP ANNOUNCES RECORD EARNINGS

Gallipolis, Ohio, January 17, 2002

Ohio Valley Banc Corp today reported consolidated net earnings for the year ended December 31, 2001 of $4.90 million representing an 11.3% increase over the $4.40 million for the same time period a year ago. Consolidated net earnings on a per share basis were $1.41, a 12.8% increase over the $1.25 for the same period ending December 31, 2000.

For the three months ended December 31, 2001, consolidated net income was $1.41 million, a 12.3% increase over the $1.26 million for the quarter ended December 31, 2000. Net earnings per share for the fourth quarter of 2001 ending December 31 were $.41, a 13.9% increase compared to the $.36 earned in the same period in 2000.

Comparing the Company's return on equity (ROE) and return on assets (ROA) for the year 2001 to 2000, both measures improved. ROE was 10.80% and ROA was .83% for the current year as compared to a ROE of 10.29% and a ROA of .81% for the prior year.

The earnings performance improved over the prior year due to a combination of a 10.5% increase in net interest income and a 32.9% increase in noninterest income. Net interest income benefited from the decline in interest rates that occurred throughout 2001. The Company's net interest margin improved from 4.21% in 2000 to 4.29% in 2001. The increase in the net interest margin was evident by total interest income growth of 5.3% or $2.4 million over 2000 versus total interest expense growth of .7% or $.2 million.

"We are pleased with the growth in net interest income, and are equally pleased with the performance of its investments in insurance subsidiaries: Profinance Holdings Corporation, BSG Title Services Agency, LLC and Ohio Valley Financial Services Agency, LLC", commented Jeffrey E. Smith, President and Chief Executive Officer of Ohio Valley Banc Corp. "These investments have been a significant source of noninterest income growth and have benefited from the hardening insurance markets as well as the significant mortgage refinancing activity that has taken place in the last year." These new sources of income when combined with the growth in traditional banking services, such as service charges on deposit accounts, increased the Company's noninterest income by $1.3 million over the previous year.

On a year-to-date basis, noninterest expense totaled $18.2 million in 2001, an increase of $1.2 million or 7.0%. Contributing the most to this increase was salary and employee benefits, which are up $.5 million over 2000. The increase was affected by annual merit increases, rising benefit costs and increases to incentive compensation plans based on improved earnings. The Company's efficiency ratio improved over last year as a result of the growth in revenue sources (net interest income and noninterest income) outpacing the growth in noninterest expense. The efficiency ratio for 2001 improved to 62.5% from 66.3% in 2000.

For 2001, the Company's provision for loan losses increased $1.6 million in relation to an increase in net charge-offs of $1.1 million. Consumer and commercial loans comprised the largest portion of net charge-offs. During 2001, management has strived to improve the Company's asset quality. At year end 2001, nonperforming loans as a percent of total loans was 1.24% compared to 1.48% at year end 2000. At December 31, 2001, the allowance for loan losses totaled $6.3 million, or 1.23% of total loans, up $.9 million from year end 2000 when the allowance was 1.20% of total loans. Management increased the allowance as a percent of total loans based on a general decline in economic conditions and feels that the allowance for loan losses is adequate to absorb losses inherent in the loan portfolio.

Total assets increased $73.3 million or 13.1% from year end 2000 to reach $635.0 million at December 31, 2001. Contributing to the growth in assets was loan growth of 13.5%, led primarily by commercial loans. Management funded the loan growth with a combination of FHLB borrowings and deposits. Other borrowed funds increased $37.2 million and deposits increased $23.5 million. Management utilized FHLB advances based on lower rates and the ability to borrow for longer time periods as compared to traditional retail sources of funds. Based on historical low interest rates, Management has extended the average term of its funding sources to protect against rising interest rates.

Overall, Management is pleased with the financial results achieved in 2001. Management was able to achieve double-digit earnings growth, improve asset quality and establish new sources of revenue via insurance investments. In addition, the financial results represent Management's commitment to enhance earnings to improve shareholders' value.

Ohio Valley Banc Corp common stock is traded on the NASDAQ Stock Market under the symbol OVBC. The holding company owns two subsidiaries: Ohio Valley Bank, with 17 offices in Ohio and West Virginia, and Loan Central, with four consumer finance company offices in Ohio. Learn more about Ohio Valley Banc Corp at www.ovbc.com.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                              Three months ended           Twelve months ended
                                 December 31,                  December 31,
                              2001        2000              2001         2000
                           ----------   ----------       ----------   ----------
PER SHARE DATA
  Earnings per share           $0.41        $0.36            $1.41        $1.25
  Dividend per share           $0.32        $0.15            $0.79        $0.59
  Book value per share        $13.42       $12.76           $13.42       $12.76
  Dividend payout ratio        78.01%       41.69%           55.84%       47.14%
  Weighted average shares
   outstanding             3,444,312    3,494,781        3,461,856    3,516,205

PERFORMANCE RATIOS
  Return on average equity     12.10%       11.54%           10.80%       10.29%
  Return on average assets      0.90%        0.89%            0.83%        0.81%
  Net interest margin           4.34%        4.04%            4.29%        4.21%
  Efficiency Ratio             55.64%       60.43%           62.47%       66.31%
  Average Earning Assets
   (in 000's)               $585,069     $525,201         $552,980     $510,316

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                     Three months ended     Twelve months ended
(in $000's)                              December 31,           December 31,
                                       2001       2000         2001        2000
                                    ---------  ---------    ---------  ---------
Interest income:
     Interest and fees on loans      $11,060     10,659       $43,321     40,470
     Interest and dividends on
      securities                         976      1,157         4,264      4,725
          Total interest income       12,036     11,816        47,585     45,195
Interest expense:
     Deposits                          4,373      5,496        19,281     20,367
     Borrowings                        1,362      1,129         4,954      3,698
          Total interest expense       5,735      6,625        24,235     24,065
Net interest income                    6,301      5,191        23,350     21,130
Provision for loan losses              1,338        725         3,503      1,890
Noninterest income:
     Service charges on deposit
      accounts                           773        861         3,003      2,016
     Trust fees                           54         54           222        217
     Income from bank owned insurance    166        124           596        482
     Other                               386        301         1,308      1,143
          Total noninterest income     1,379      1,340         5,129      3,858
Noninterest expense:
     Salaries and employee benefits    2,397      2,319         9,815      9,300
     Occupancy expense                   312        318         1,255      1,337
     Furniture and equipment expense     335        324         1,141      1,253
     Data processing expense              89        147           496        480
     Other                             1,226        937         5,464      4,608
          Total noninterest expense    4,359      4,045        18,171     16,978
Income before income taxes             1,983      1,761         6,805      6,120
Income taxes                             570        503         1,910      1,720
NET INCOME                            $1,413      1,258        $4,895      4,400

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in 000's)                                    December 31,        December 31,
                                                  2001               2000
                                           ----------------    -----------------
ASSETS
Cash and noninterest-bearing
 deposits with banks                            $17,288              14,569
Federal funds sold                                9,000
     Total cash and cash equivalents             26,288              14,569
Interest-bearing balances with banks              1,264                 816
Securities available-for-sale                    61,559              59,819
Securities held-to-maturity
  (estimated fair value:  2001 -
  $14,422 , 2000 - $16,111)                      13,973              15,767
Total loans                                     508,660             448,303
  Less:  Allowance for loan losses               (6,251)             (5,385)
     Net loans                                  502,409             442,918
Premises and equipment, net                       8,702               9,285
Accrued income receivable                         3,420               4,104
Intangible assets, net                            1,267               1,396
Bank owned life insurance                        12,089               9,408
Other assets                                      4,028               3,576
          Total assets                         $634,999             561,658

LIABILITIES
Noninterest-bearing deposits                    $56,735              47,661
Interest-bearing deposits                       399,126             384,710
     Total deposits                             455,861             432,371
Securities sold under agreements to
 repurchase                                      29,274              18,345
Other borrowed funds                             90,856              53,622
Obligated mandatorily redeemable
 capital securities of subsidiary trust           5,000               5,000
Accrued liabilities                               7,708               7,828
          Total liabilities                     588,699             517,166

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value,
 10,000,000 shares authorized; 2001 -
 3,579,250 shares issued,
 2000 - 3,559,770 shares issued)                  3,579               3,560
Additional paid-in capital                       29,207              28,760
Retained earnings                                15,979              13,817
Accumulated other comprehensive income            1,043                 436
Treasury stock at cost (2001 -
 129,990 shares, 2000 - 72,489 shares)           (3,508)             (2,081)
          Total shareholders' equity             46,300              44,492
               Total liabilities and
                 shareholders' equity          $634,999             561,658


Contact:    Scott Shockey or Chris Petro
            1-800-468-6682 or (740) 446-2631